CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Golden Global Corp.:

We hereby consent to the inclusion in this Registration Statement on Form S-1/A, of our report dated November 30, 2010 of Golden Global Corp., relating to the financial statements as of June 30, 2010 and for the period from inception, December 9, 2010 to June 30, 2010, and to the reference of our firm under the caption “Experts” in the Registration Statement.

/s/ K. R. Margetson Ltd.
Chartered Accountant
North Vancouver, BC
December 1, 2010